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                                                                   Exhibit 3-236
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                                                                    FILED
                                                                 DEC 1, 1995
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                WEST VIRGINIA


             AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

   We, the undersigned, desiring to continue existence as a limited partnership pursuant to the Uniform Limited Partnership Act of West Virginia, and to amend and restate the Certificate of Limited Partnership filed with the Secretary of State on March 20 1985 and as amended by Amended Certificates of Limited Partnership, as filed on December 30, 1985, March 3, 1986, October 16, 1986, June 5, 1987, February 18, 1988, March 22, 1989, December 6, 1994 and
September 19, 1995 certify as follows:

   1. The name of the partnership is Point Pleasant Haven Limited Partnership.

   2. The purpose of the partnership is to invest in, acquire, hold, construct, maintain, improve, develop, lease, sell, manage, operate, exchange and otherwise own and deal with for profit, real and personal property, including nursing homes, affiliated facilities and real estate in the State of West Virginia and engage in any and all general business activities related or incidental thereto.

   3. The location of the principal place of business of the partnership is at 1369 Stewartstown Road, Morgantown, West Virginia 26505. The designated agent for service of process at that address is Mark R. Nesselroad.

   4. The names and addresses of the general partners are:

      Glenmark Associates,
      Inc. 1369 Stewartstown Road
      Morgantown, WV 26505

      GMA Partnership Holding Company, Inc.
      1369 Stewartstown Road
      Morgantown, WV 26505

      The names and addresses of the limited partner is:

      Glenmark Associates, Inc.
      1369 Stewartstown Road
      Morgantown, WV 26505


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   5. The names and addresses of the withdrawing general partners are:

      Mark R. Nesselroad
      1369 Stewartstown Road
      Morgantown, WV 26505

      Glenn T. Adrian
      1369 Stewartstown Road
      Morgantown, WV 26505

   6. The term of the limited partnership shall be fifty (50) years unless sooner terminated pursuant to the partnership agreement.

   7. The share of the profits or other compensation by way of income which each partner shall receive by reason of his contribution is:

                                             General           Limited
                                             Partner           Partner
Partner                                      Interest          Interest
-------                                      --------          --------
Glenmark Associates, Inc.                    98.8%             1.0%

GMA Partnership Holding
  Company, Inc.                              0.2%              0.0%

   8. On the death, retirement, incapacity, bankruptcy or dissolution of a general partner. the remaining general partner or general partners may continue the business of the limited partnership.

   IN WITNESS WHEREOF, we have hereunto set our hands as of this 1st day of December, 1995.

                                           GENERAL PARTNERS AND LIMITED PARTNERS

                                           Glenmark Associates, Inc.


                                           By: /s/ Mark R. Nesselroad
                                           -------------------------------------
                                           Mark R. Nesselroad,
                                           Chairman

                                           GMA Partnership Holding Company, Inc.

                                           By: /s/ Bradford C. Burkett
                                           -------------------------------------
                                           Bradford C. Burkett
                                           Vice President


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STATE OF WEST VIRGINIA:

COUNTY OF MONONGALIA :

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Bradford C. Burkett, who acknowledged himself to be the Vice President of GMA Partnership Holding Company, Inc. and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

             OFFICIAL SEAL
Notary Public, State of West Virginia
            MICHAEL J. SAAB
            203 APOLLA DR.                 /s/ [graphic omitted]
         MORGANTOWN, WV 26505              -------------------------------------
 My Commission Expires July 25, 2000       Notary Public



STATE OF WEST VIRGINIA:

COUNTY OF MONONGALIA:

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Mark R. Nesselroad, who acknowledged himself to be the Chairman of Glenmark Associates, Inc., and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

             OFFICIAL SEAL
Notary Public, State of West Virginia
            MICHAEL J. SAAB
            203 APOLLA DR.                 /s/ [graphic omitted]
         MORGANTOWN, WV 26505              -------------------------------------
 My Commission Expires July 25, 2000       Notary Public


This document was prepared by Michael J. Dempster, Esq., Houston Harbaugh P.C., Two Chatham Center, Pittsburgh, PA 15219